EXHIBIT 99.1
FOR:	EMCOR GROUP, INC.
News Release
CONTACT:	Andrew G. Backman Vice President Investor Relations (203) 849-7938

FTI Consulting, Inc. Investors: Blake Mueller (718) 578-3706

EMCOR GROUP, INC. REPORTS SECOND QUARTER 2025 RESULTS

Record Quarterly Revenues of $4.30 billion, 17.4% Increase Year-over-Year
Record Quarterly Diluted EPS of $6.72, 28.0% Increase Year-over-Year
Record Remaining Performance Obligations of $11.91 billion, 32.4% Increase Year-over-Year
Narrows 2025 Revenue Guidance Range to $16.4 billion - $16.9 billion from $16.1 billion - $16.9 billion
Increases Non-GAAP 2025 Diluted EPS Guidance Range to $24.50 - $25.75 from $22.65 - $24.00

NORWALK, CONNECTICUT, July 31, 2025 - EMCOR Group, Inc. (NYSE: EME) today reported results for the second quarter ended June 30, 2025.

Second Quarter 2025 Results of Operations

Revenues for the second quarter of 2025 totaled $4.30 billion, an increase of 17.4%, compared to $3.67 billion for the second quarter of 2024. Net income for the second quarter of 2025 was $302.2 million, or $6.72 per diluted share, compared to net income of $247.6 million, or $5.25 per diluted share, for the second quarter of 2024.

Operating income for the second quarter of 2025 was $415.2 million, or 9.6% of revenues, compared to operating income of $332.8 million, or 9.1% of revenues, for the second quarter of 2024. Operating income included depreciation and amortization expense (inclusive of amortization of identifiable intangible assets) of $46.6 million and $34.2 million for the second quarter of 2025 and 2024, respectively.

Selling, general and administrative expenses for the second quarter of 2025 totaled $418.6 million, or 9.7% of revenues, compared to $351.2 million, or 9.6% of revenues, for the second quarter of 2024.

The Company's income tax rate for the second quarter of 2025 was 26.7%, compared to 27.0% for the second quarter of 2024.
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EMCOR Reports Second Quarter 2025 Results	Page 2

Remaining performance obligations (“RPOs”) as of June 30, 2025, were a record $11.91 billion, compared to $9.00 billion as of June 30, 2024, an increase of $2.92 billion year-over-year. From a market sector perspective, the Company experienced increases in the majority of the sectors in which it operates, with the most significant growth coming from Network and Communications, Institutional, Manufacturing and Industrial, Healthcare, and Hospitality and Entertainment. These increases were partially offset by a reduction in RPOs within the High-Tech Manufacturing sector, due to progress made on certain construction projects.

Tony Guzzi, Chairman, President, and Chief Executive Officer of EMCOR, commented, “We had an outstanding second quarter, maintaining our momentum with quarterly revenue growth of 17.4% and an exceptional 9.6% operating margin. Once again, we set new records in key financial and operational metrics by executing well for our customers within the diverse sectors we serve. The demand for EMCOR's specialty contracting services remains robust. Our Remaining Performance Obligations are again at an all-time high, and our pipeline continues to be strong, supporting our positive outlook for the rest of the year and reinforcing our increase in financial guidance for the full-year 2025."

First Six Months 2025 Results of Operations

Revenues for the first six months of 2025 totaled $8.17 billion, an increase of 15.1%, compared to $7.10 billion for the first six months of 2024. Net income for the first six months of 2025 was $542.8 million, or $11.96 per diluted share, compared to net income of $444.7 million, or $9.41 per diluted share, for the first six months of 2024. Net income for the first six months of 2025 included $9.4 million, or $6.9 million after taxes, of transaction related costs associated with the acquisition of Miller Electric Company (“Miller Electric”), which closed during the first quarter of 2025. Excluding these transaction costs, non-GAAP net income for the first six months of 2025 was $549.8 million, or $12.11 per diluted share.

Operating income for the first six months of 2025 was $734.0 million, or 9.0% of revenues, compared to operating income of $592.8 million, or 8.3% of revenues, for the first six months of 2024. Excluding the previously referenced transaction costs associated with the Miller Electric transaction, non-GAAP operating income for the first six months of 2025 was $743.3 million, or 9.1% of revenues. Operating income included depreciation and amortization expense (inclusive of amortization of identifiable intangible assets) of $88.6 million and $63.8 million for the first six months of 2025 and 2024, respectively.

Refer to the attached tables for a reconciliation of non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, and non-GAAP diluted earnings per share to the comparable GAAP measures.

Selling, general and administrative expenses totaled $822.5 million, or 10.1% of revenues, for the first six months of 2025, compared to $680.5 million, or 9.6% of revenues, for the first six months of 2024.

The Company's income tax rate for the first six months of 2025 was 26.3%, compared to 26.7% for the first six months of 2024.

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EMCOR Reports Second Quarter 2025 Results	Page 3

Mr. Guzzi continued, “We have concluded the first half of 2025 with year-over-year revenue growth of 15.1%, a 23.8% increase in operating income, and $11.91 billion in remaining performance obligations, demonstrating the strength of our business. Our Electrical and Mechanical Construction segments continued to perform exceptionally well, driving our overall strong performance. Our Electrical Construction segment generated record revenues with quarterly growth of 67.5% and year-to-date growth of 55.2%, while achieving a record second quarter operating margin of 11.8% and an impressive 12.1% operating margin for the year-to-date period. Our Mechanical Construction segment also generated record revenues along with record quarterly and year-to-date operating margins of 13.6% and 12.8%, respectively. Our performance is further supported by our strategic and proactive expansion into new regions, as well as improvements in productivity driven by virtual design construction technologies and prefabrication capabilities. Through our consistent excellence in labor planning, large project coordination, and the sharing of best practices, we continue to deliver outstanding results for our customers and shareholders."

Full-Year 2025 Guidance

Based on anticipated project mix and near-term visibility, EMCOR currently expects the following for the full year 2025.

	Current Guidance (7/31/25)	Previous Guidance (4/30/25)
Revenues	$16.4 billion - $16.9 billion	$16.1 billion - $16.9 billion
Operating Margin	9.0% - 9.4%	8.5% - 9.2%
Non-GAAP Diluted EPS*	$24.50 - $25.75	$22.65 - $24.00
* Excludes acquisition related transaction costs

Second Quarter 2025 Earnings Conference Call Information

EMCOR Group's second quarter conference call will be broadcast live via the internet today, Thursday, July 31, at 10:30 AM Eastern Daylight Time and can be accessed through the Company's website at www.emcorgroup.com.

About EMCOR

EMCOR Group, Inc. is a Fortune 500 leader in mechanical and electrical construction services, industrial and energy infrastructure and building services. This press release and other press releases may be viewed at the Company’s website at www.emcorgroup.com. EMCOR routinely posts information that may be important to investors in the “Investor Relations” section of our website at www.emcorgroup.com. Investors and potential investors are encouraged to consult the EMCOR website regularly for important information about EMCOR.

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EMCOR Reports Second Quarter 2025 Results	Page 4

Forward Looking Statements:

This release and related presentation contain forward-looking statements. Such statements speak only as of July 31, 2025, and EMCOR assumes no obligation to update any such forward-looking statements, unless required by law. These forward-looking statements include statements regarding anticipated future operating and financial performance; financial guidance and projections underlying that guidance; the nature and impact of our remaining performance obligations; the timing of future projects; our ability to support organic growth and balanced capital allocation; the financial impact of acquisitions, including the acquisition of Miller Electric Company; market opportunities and growth prospects; customer trends; and project mix. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated (whether expressly or implied) by the forward-looking statements. Accordingly, these statements do not guarantee future performance or events. Applicable risks and uncertainties include, but are not limited to, adverse effects of general economic conditions; domestic and international political developments and/or conflicts; changes in the specific markets for EMCOR’s services; weakness of the sectors from which we generate revenues; adverse business conditions; scarcity of skilled labor; productivity challenges; the nature and extent of supply chain disruptions impacting availability and pricing of materials; inflationary trends, including fluctuations in energy costs; the impact of legislation and/or government regulations; changes in interest rates; changes in foreign trade policy including the effect of tariffs; the lack of availability of adequate levels of surety bonding; increased competition; the impact of legal proceedings, claims, lawsuits, or governmental investigations; and unfavorable developments in the mix of our business. Certain of the risk factors associated with EMCOR’s business are also discussed in Part I, Item 1A “Risk Factors,” of the Company’s 2024 Form 10-K, and in other reports filed from time to time with the Securities and Exchange Commission and available at www.sec.gov and www.emcorgroup.com. Such risk factors should be taken into account in evaluating our business, including any forward-looking statements.

Non-GAAP Measures:

This release and related presentation also include certain financial measures that were not prepared in accordance with U.S. generally accepted accounting principles (GAAP). Reconciliations of those non-GAAP financial measures to the most directly comparable GAAP financial measures are included in this release. The Company uses these non-GAAP measures as key performance indicators for the purpose of evaluating performance internally. We also believe that these non-GAAP measures provide investors with useful information with respect to our ongoing operations. Any non-GAAP financial measures presented are not, and should not be viewed as, substitutes for financial measures required by GAAP, have no standardized meaning prescribed by GAAP, and may not be comparable to the calculation of similar measures of other companies.

In addition, forecast non-GAAP diluted earnings per share for full-year 2025 is a forward-looking non-GAAP financial measure. The Company does not provide a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP on a forward-looking basis because such reconciliations are not accessible without unreasonable effort, due to the uncertainty and inherent difficulty of predicting the occurrence and the financial impact of adjustments such as acquisition related transaction costs that impact comparability and the periods in which such items may be recognized.
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EMCOR GROUP, INC.
FINANCIAL HIGHLIGHTS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share information)
(Unaudited)

	For the quarters ended June 30,		For the six months ended June 30,
	2025	2024	2025	2024
Revenues	$4,304,400	$3,666,897	$8,171,772	$7,099,173
Cost of sales	3,470,629	2,982,896	6,615,283	5,825,863
Gross profit	833,771	684,001	1,556,489	1,273,310
Selling, general and administrative expenses	418,559	351,193	822,521	680,549
Operating income	415,212	332,808	733,968	592,761
Net periodic pension income	55	221	109	443
Interest (expense) income, net	(3,240)	6,106	2,147	13,647
Income before income taxes	412,027	339,135	736,224	606,851
Income tax provision	109,867	91,563	193,387	162,130
Net income	$302,160	$247,572	$542,837	$444,721

Basic earnings per common share	$6.74	$5.27	$12.00	$9.45

Diluted earnings per common share	$6.72	$5.25	$11.96	$9.41

Weighted average shares of common stock outstanding:
Basic	44,833,638	46,972,032	45,227,690	47,053,768
Diluted	44,990,388	47,159,660	45,380,744	47,236,738

Dividends declared per common share	$0.25	$0.25	$0.50	$0.43

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	(Unaudited) June 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$485,988	$1,339,550
Accounts receivable, net	4,114,857	3,577,537
Contract assets	348,048	284,791
Inventories	108,157	95,667
Prepaid expenses and other	119,596	91,644
Total current assets	5,176,646	5,389,189
Property, plant, and equipment, net	241,947	207,489
Operating lease right-of-use assets	392,987	316,128
Goodwill	1,351,824	1,018,415
Identifiable intangible assets, net	1,082,028	648,180
Other assets	155,048	137,072
Total assets	$8,400,480	$7,716,473
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,117,733	$937,087
Contract liabilities	2,133,872	2,047,540
Accrued payroll and benefits	724,298	751,434
Other accrued expenses and liabilities	326,648	336,555
Operating lease liabilities, current	91,987	81,247
Total current liabilities	4,394,538	4,153,863
Borrowings under revolving credit facility	250,000	—
Operating lease liabilities, long-term	328,150	261,575
Other long-term obligations	374,220	362,341
Total liabilities	5,346,908	4,777,779
Equity:
Total EMCOR Group, Inc. stockholders’ equity	3,051,601	2,937,657
Noncontrolling interests	1,971	1,037
Total equity	3,053,572	2,938,694
Total liabilities and equity	$8,400,480	$7,716,473

EMCOR GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Six Months Ended June 30, 2025 and 2024
(In thousands) (Unaudited)

	2025	2024
Cash flows - operating activities:
Net income	$542,837	$444,721
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	32,139	27,408
Amortization of identifiable intangible assets	56,452	36,412
Provision for credit losses	9,029	12,251
Non-cash share-based compensation expense	13,092	11,371
Other reconciling items	(4,442)	(5,240)
Changes in operating assets and liabilities, excluding the effect of businesses acquired	(346,949)	(114,965)
Net cash provided by operating activities	302,158	411,958
Cash flows - investing activities:
Payments for acquisitions of businesses, net of cash acquired	(887,237)	(173,265)
Proceeds from sale or disposal of property, plant, and equipment	2,586	1,655
Purchases of property, plant, and equipment	(54,174)	(39,529)
Net cash used in investing activities	(938,825)	(211,139)
Cash flows - financing activities:
Proceeds from revolving credit facility	525,000	—
Repayments of revolving credit facility	(275,000)	—
Repayments of finance lease liabilities	(1,433)	(1,393)
Dividends paid to stockholders	(22,640)	(20,219)
Repurchases of common stock	(432,165)	(149,009)
Taxes paid related to net share settlements of equity awards	(13,541)	(11,766)
Issuances of common stock under employee stock purchase plan	—	943
Payments for contingent consideration arrangements	(11,346)	—
Net cash used in financing activities	(231,125)	(181,444)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	14,558	(927)
(Decrease) increase in cash, cash equivalents, and restricted cash	(853,234)	18,448
Cash, cash equivalents, and restricted cash at beginning of year (1)	1,340,395	789,750
Cash, cash equivalents, and restricted cash at end of period (2)	$487,161	$808,198
_________
(1)Includes $0.8 million of restricted cash classified as “Prepaid expenses and other” in the Consolidated Balance Sheet as of December 31, 2024.
(2)Includes $1.2 million and $0.9 million of restricted cash classified as “Prepaid expenses and other” in the Consolidated Balance Sheet as of June 30, 2025 and 2024, respectively.

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands, except for percentages) (Unaudited)

	For the quarters ended June 30,
	2025	% of Total	2024	% of Total
Revenues from unrelated entities:
United States electrical construction and facilities services	$1,340,247	31%	$799,994	22%
United States mechanical construction and facilities services	1,755,258	41%	1,655,181	45%
United States building services	793,259	18%	781,108	21%
United States industrial services	281,072	7%	324,047	9%
Total United States operations	4,169,836	97%	3,560,330	97%
United Kingdom building services	134,564	3%	106,567	3%
Consolidated revenues	$4,304,400	100%	$3,666,897	100%

	For the six months ended June 30,
	2025	% of Total	2024	% of Total
Revenues from unrelated entities:
United States electrical construction and facilities services	$2,428,091	29%	$1,564,705	22%
United States mechanical construction and facilities services	3,327,860	41%	3,082,846	43%
United States building services	1,535,882	19%	1,562,268	22%
United States industrial services	640,074	8%	678,100	10%
Total United States operations	7,931,907	97%	6,887,919	97%
United Kingdom building services	239,865	3%	211,254	3%
Consolidated revenues	$8,171,772	100%	$7,099,173	100%

EMCOR GROUP, INC.
SEGMENT INFORMATION
(In thousands, except for percentages) (Unaudited)

	For the quarters ended June 30,
	2025	% of Segment Revenues	2024	% of Segment Revenues
Operating income (loss):
United States electrical construction and facilities services	$157,644	11.8%	$88,577	11.1%
United States mechanical construction and facilities services	238,737	13.6%	213,440	12.9%
United States building services	50,045	6.3%	46,839	6.0%
United States industrial services	(419)	(0.1)%	12,746	3.9%
Total United States operations	446,007	10.7%	361,602	10.2%
United Kingdom building services	8,425	6.3%	5,777	5.4%
Corporate administration	(39,220)	—	(34,571)	—
Consolidated operating income	415,212	9.6%	332,808	9.1%
Other items:
Net periodic pension income	55		221
Interest (expense) income, net	(3,240)		6,106
Income before income taxes	$412,027		$339,135

	For the six months ended June 30,
	2025	% of Segment Revenues	2024	% of Segment Revenues
Operating income (loss):
United States electrical construction and facilities services	$293,701	12.1%	$180,166	11.5%
United States mechanical construction and facilities services	425,484	12.8%	364,160	11.8%
United States building services	86,468	5.6%	80,298	5.1%
United States industrial services	6,341	1.0%	30,712	4.5%
Total United States operations	811,994	10.2%	655,336	9.5%
United Kingdom building services	13,412	5.6%	11,154	5.3%
Corporate administration	(91,438)	—	(73,729)	—
Consolidated operating income	733,968	9.0%	592,761	8.3%
Other items:
Net periodic pension income	109		443
Interest income, net	2,147		13,647
Income before income taxes	$736,224		$606,851

EMCOR GROUP, INC.
RECONCILIATION OF ORGANIC REVENUE GROWTH
(In thousands, except for percentages) (Unaudited)

The following table provides a reconciliation between organic revenue growth, a non-GAAP measure, and total revenue growth for the quarter and six months ended June 30, 2025.

	For the quarter ended June 30, 2025		For the six months ended June 30, 2025
	$	%	$	%
GAAP revenue growth	$637,503	17.4%	$1,072,599	15.1%
Incremental revenues from acquisitions	(330,329)	(9.0)%	(581,229)	(8.2)%
Organic revenue growth, a non-GAAP measure	$307,174	8.4%	$491,370	6.9%

EMCOR GROUP, INC.
RECONCILIATION OF OTHER NON-GAAP MEASURES
(In thousands, except for percentages and per share data) (Unaudited)
In our press release, we provide non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, and non-GAAP diluted earnings per common share for the six months ended June 30, 2025. The following tables provide a reconciliation between these amounts determined on a non-GAAP basis and the most directly comparable GAAP measures.

	For the six months ended June 30,
	2025	2024
GAAP operating income	$733,968	$592,761
Transaction expenses related to the acquisition of Miller Electric	9,353	—
Non-GAAP operating income, excluding Miller Electric transaction expenses	$743,321	$592,761

	For the six months ended June 30,
	2025	2024
GAAP operating margin	9.0%	8.3%
Transaction expenses related to the acquisition of Miller Electric	0.1%	—%
Non-GAAP operating margin, excluding Miller Electric transaction expenses	9.1%	8.3%

	For the six months ended June 30,
	2025	2024
GAAP net income	$542,837	$444,721
Transaction expenses related to the acquisition of Miller Electric	9,353	—
Tax effect of transaction expenses related to the acquisition of Miller Electric	(2,410)	—
Non-GAAP net income, excluding Miller Electric transaction expenses	$549,780	$444,721

	For the six months ended June 30,
	2025	2024
GAAP diluted earnings per common share	$11.96	$9.41
Transaction expenses related to the acquisition of Miller Electric	0.20	—
Tax effect of transaction expenses related to the acquisition of Miller Electric	(0.05)	—
Non-GAAP diluted earnings per common share, excluding Miller Electric transaction expenses	$12.11	$9.41

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